EXHIBIT 23.1
 CONSENT OF ERNST & YOUNG LLP
 INDEPENDENT AUDITORS

 We consent to the incorporation by reference in Registration Statement Nos. 33-35863 and 33-42261 on Form S-3 and Registration Statement
 Nos. 33-4636, 33-24199, 33-36554, 33-41406, 33-49882 and 33-62097 on
 Form S-8, of our report dated July 13, 1998, except for the last two sentences of the fourth paragraph of Note 5 as to which the date is July 31, 1998 with respect to the consolidated financial statements of Immucor, Inc. in this Annual Report (Form 10-K).


 Ernst & Young LLP

 Atlanta, Georgia
 August 11, 1998